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EXHIBIT 11.0 - Computation of Earnings Per Share

                                              Three Months
                                                  Ended
                                                 3/31/98
                                              ------------

          Net income                          $ 1,176,706
                                               ==========

          Common stock                          2,462,254
                                               ==========

          Basic earnings per share                $ .48
                                                   ====

          Common stock                          2,462,254

          Common stock equivalents using
             the treasury stock method            204,542
                                               ----------
          Total common stock and common
             stock equivalents                  2,666,796
                                               ==========
          Diluted earnings per share              $ .44
                                                  =====